EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-128425, 333-137383, 333-139575, 333-146288, 333-159640, and 333-158861) and on Form S-8 (Nos. 333-184313, 333-27655, 333-49178, 333-68906, 333-75658, 333-127416, 333-138134 and 333-161419) of Iconix Brand Group, Inc. of our reports dated February 27, 2014, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Iconix Brand Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 27, 2014